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                                                                    EXHIBIT 23.3

                            [LETTERHEAD OF E&Y CAIRO]

                         CONSENT OF INDEPENDENT AUDITORS



Delta Galil Industries Limited
Textile House
2 Kaufman Street
Tel Aviv 68012

We consent to the incorporation by reference in the Registration Statement (Form S-8) of Delta Galil Industries Ltd. pertaining to the Delta Galil Industries Ltd. 2006 Incentive Plan and Delta Galil Industries Ltd. 2006 Option Plan of our report dated March 30, 2006, with respect to the financial statements of Delta Textile Egypt - Free Zone (S.A.E.) for the year ended December 31, 2004, included in the Annual Report (Form 20-F) of Delta Galil Industries Ltd. for the year ended 31 December 2005.

We also consent to the incorporation by reference in such Registration Statement of our report dated March 30, 2006, with respect to the financial statements of Delta Egypt Sourcing (Limited Liability Company) for the year ended 31 December 2004, included in the Annual Report (Form 20-F) of Delta Galil Industries Ltd. for the year ended 31 December 2005.



/s/ Allied for Accounting & Auditing

Allied for Accounting and Auditing
Member Firm of Ernst & Young Global

Cairo, Egypt
21 November 2006